                                LNB Bancorp, Inc.

                             Exhibit to Form 10 - K/A

                  (for the fiscal year ended December 31, 2001)

                         S - K Reference Number (99.2)



               Annual report on Form 11-K of The Lorain National Bank
                 401(k) Plan (registration number 333-53210) for the plan year ended December 31, 2001 filed as an amendment to the annual report on Form 10-K.

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND
SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934




[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2001

Note: This Form 11-K is being filed as an amending Appendix to the Form
      10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 2001 pursuant to Rule 15d-21, therefore no fee is required.


      [   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
For the transition period from                   to
                                ----------------    -----------




Commission file number 0-13203




                  THE LORAIN NATIONAL BANK 401(K) PLAN
                  --------------------------------------------
                            (Full title of the plan)



         Lorain National Bank   457 Broadway   Lorain, Ohio 44052-1769
         -------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                             REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report:

     1)   Independent Auditors' Report

     2)   Statements of Net Assets Available for Plan Benefits
          - December 31, 2001 and 2000

     3)   Statements of Changes in Net Assets Available for Plan Benefits
          - Years ended December 31, 2001 and 2000

     4)   Notes to Financial Statements

     5) Schedule H, line 4i - Schedule of Assets (Held at End of Year) - December 31, 2001

6) Schedule H, line 4j - Schedule of Reportable Transactions - Year ended December 31, 2001

B) The following Exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

(COVER EMBOSSED WITH LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

The Lorain National Bank
401(k) Plan

Financial Statements and Schedules

December 31, 2001 and 2000

(With Independent Auditors' Report Thereon)

The Lorain National Bank 401(k) Plan

Table of Contents

                                                       Page

      Independent Auditors' Report                       1

      Statements of Net Assets Available for Plan Benefits,
       December 31, 2001 and 2000                        2

      Statements of Changes in Net Assets Available for
       Plan Benefits, Years ended
       December 31, 2001 and 2000                        3

      Notes to Financial Statements                      4

      Schedules

      1 Schedule H, line 41 - Schedule of Assets
         (Held at End of Year) - December 31, 2001       8

      2 Schedule H, line 4j - Schedule of Reportable
          Transactions - Year ended December 31, 2001    9

      All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and accordingly have been omitted.

(LETTERHEAD)
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

                         Independent Auditors' Report

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
 401(k) Plan:

We have audited the accompanying statements of net assets available for plan benefits of The Lorain National Bank 401(k) Plan (Plan) as of December 31, 2001 and 2000, and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan as of December 31, 2001 and 2000, and the changes in those assets for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i-Schedule of Assets (Held at End of Year) as of December 31, 2001 and
Schedule H, line 4j - Schedule of Reportable Transactions for the year ended December 31, 2001 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
June 21, 2002

(LOGO)
Member Firm of
KPMG International

                      THE LORAIN NATIONAL BANK 401(K) PLAN

             Statements of Net Assets Available for Plan Benefits

                         December 31, 2001 and 2000



                  Assets                                2001      2000
                                                     --------- ---------
    Assets:
      Short-term cash investments                  $   189,900    28,671
      Investments, at fair value (notes 3 and 6)
        Common stock - LNB Bancorp, Inc.             2,804,280 2,718,761
        Mutual Funds                                   272,311        -
      Dividends and interest receivable                 36,293    33,524
                                                     --------- ---------
                  Total assets                     $ 3,302,784 2,780,956


    Liabilities:
      Due to broker                                         -      6,639
                                                     --------- ---------
    Net assets available for plan
    benefits                                       $ 3,302,784 2,774,317
                                                     ========= =========


    See accompanying notes to financial statements.

                       THE LORAIN NATIONAL BANK 401(K) PLAN


              Statements of Changes in Net Assets Available for
                                Plan Benefits

                     Years ended December 31, 2001 and 2000

                                                        2001       2000
                                                     ---------  ---------
  Additions:
    Investment income:
      Dividends                                     $  130,006   119,966
      Interest                                           6,803     5,491
      Net appreciation in fair
        value of investment  (note 3)                   24,130   108,220
                                                     ---------  ---------
              Total investment income                  160,939   233,677
                                                     ---------  ---------
    Contributions:
      Employer                                         200,889   136,624
      Participants                                     400,123   273,227
      Participant rollovers                             10,486        -
                                                     ---------  ---------
              Total contributions                      611,498   409,851
                                                     ---------  ---------
              Total additions                          772,437   643,528

  Deductions-
    Distributions to participants                     (243,970) (812,308)
                                                     ---------  ---------
    Increase (decrease) in net assets available for
    plan benefits                                      528,467  (168,780)

  Net assets available for plan benefits:
    Beginning of year                                2,774,317 2,943,097
                                                     --------- ---------
    End of year                                    $ 3,302,784 2,774,317
                                                     ========= =========

  See accompanying notes to financial statements.

                    THE LORAIN NATIONAL BANK 401(k) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000


(1)  Description of the Plan

     The following is a general description of The Lorain National Bank 401(k) Plan (Plan). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)   General

           The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank and related LNB Bancorp, Inc. affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 19 and completion of 90 days of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974
          (ERISA).

           Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The Plan stipulates that employer matching contributions will be invested in LNB Bancorp, Inc. common stock and short-term cash investments.

           The Board of Directors of Lorain National Bank, the Corporation's wholly owned subsidiary, authorized the Bank as employer and trustee to execute an Adoption Agreement for a 401(k) Plan and Trust (the Plan), effective January 1, 2001. The Plan amended and restated the Lorain National Bank Stock purchase Plan. The Plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan was submitted to the IRS for determination by the IRS that the Plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. LNB Bancorp, Inc. believes that the Plan complies with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan offers the investment choices of Money Market Mutual Funds, U. S. Treasury Index Funds, Equity Mutual Funds, International Mutual Fund and LNB Bancorp, Inc. common stock.

                     THE LORAIN NATIONAL BANK 401(k) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000

     (b)   Contributions

           The Plan allows participants to make pretax contributions up to 6% of eligible compensation, subject to certain limitations. Based on number of hours worked or paid, certain participants in the 401(k) plan are eligible to receive Company contributions. The amount of Company contributions were $200,889 and $136,624 for 2001 and 2000, respectively. The Company makes a contribution to the employee's plan account bi-weekly.

           Employee contributions are invested according to participant Investment elections for pretax contributions. If an employee has not made investment elections, the Employee contributions will be invested in Federated Money Market fund.

           To receive a Company contribution, a participant must be employed on the last day of the Plan year. A participant's account also receives the Company contribution for the year in which they retire, become disabled, or die.

     (c)   Participant Accounts

           Each participant's account is credited with the participant's Contribution, the Company's contribution, and an allocation of Plan earnings. The benefits to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     (d)   Forfeitures

           At December 31, 2001, forfeited nonvested accounts totaled $6,465. This amount will be used to reduce future employer contributions.

                    THE LORAIN NATIONAL BANK 401(k) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000

     (e)   Investments

           During 2000, Plan assets were invested in shares of stock of LNB Bancorp, Inc., and short-term cash investments.
           During 2001, with the Plan being amended and restated (see
           Note 1a), Plan assets were invested in shares of stock of LNB Bancorp, Inc., mutual funds and short-term cash investments.

     (f)   Vesting

           Participants are immediately vested in their voluntary contribution plus any earnings accrued thereon. The Company's contribution is 100% vested after an employee completes five years of service, with vesting accruing 20% for each year of service.

     (g)   Payment of Benefits

           Upon termination of service, the vested amount of the Company's Contributions and earnings thereon is paid at the election of the participant in cash. Participants can elect to receive their voluntary contributions and earnings thereon in a single lump-sum cash payment or in substantially equal installments over a period of not more than the assumed life expectancy of the participant and the participant's beneficiary.

     (h)   Withdrawals

           Aside from normal retirement distributions, pretax savings may be withdrawn only upon attainment of age 65. In accordance with plan provisions, pretax savings may also be withdrawn for reasons of extreme financial hardship as defined under federal law. An employee can make only one withdrawal in any twelve-month period relative to the Stock Purchase Plan provision of pre 2000 after tax dollars and Company match.

                    THE LORAIN NATIONAL BANK 401(k) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000

     (i)   Participant Loans

           Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance, whichever is less. The loans are secured by the balance in the participant's account and are charged a rate of interest commensurate with local prevailing rates as determined by the Plan Administrator. Principal and interest is paid ratably through monthly payroll deductions. There were no participant loans outstanding at December 31, 2001 and 2000.

     (j)   Plan Expenses

           The administrative expenses of the Plan are paid by the Bank.

(2)  Significant Accounting Policies

     (a)   Basis of Presentation

           The financial statements of the Plan are prepared using the accrual basis of accounting.

                    THE LORAIN NATIONAL BANK 401(k) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000

     (b)   Investment Valuation and Income Recognition

           The Plan's investments are stated at fair value. Quoted market prices are used to value investments. Purchases and sales of securities are recorded on a trade-date basis. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual method of accounting.

     (c)   New Accounting Pronouncement

           In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities
           (SFAS No.133). SFAS No. 133 requires that an entity recognize all derivatives and measure those instruments at fair value.

           SFAS No. 133 was effective for fiscal years beginning after June 15, 2000. The Plan has adopted SFAS No. 133 effective January 1, 2001. Management has determined the impact of SFAS No. 133 on the Plan financial statements to be immaterial.

     (d)   Use of Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Plan management to make estimates and assumptions That affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(3)  Investments

     The following table presents the fair value of the investments at December 31, 2001 and 2000. Items that represented 5% or more of the Plan's assets are separately identified.
                                             2001              2000
                                         --------------  ---------------
     Common stock - LNB Bancorp, Inc.:
       129,678 and 124,639 common shares
       in 2001 and 2000, respectively      $ 2,804,280      2,718,761
       Mutual funds                            272,311             -
                                         ============== ================

                    THE LORAIN NATIONAL BANK 401(K) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000

     During the years ended December 31, 2001 and 2000, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value as follows:
                                                2001            2000
                                         --------------   -----------
     Common stock - LNB Bancorp, Inc.    $       26,082       108,220
     Mutual funds                                (1,952)           -
                                         ----------------------------
                                         $       24,130       108,220
                                         ==============   ===========

                    THE LORAIN NATIONAL BANK 401(k) PLAN

                         Notes to Financial Statements

                          December 31, 2001 and 2000

(4)  Plan Termination

     The Company has voluntarily agreed to make contributions to the Plan. Although the Company has not expressed any intent to terminate the Plan agreement. It may do so at any time. In the event of such termination, each participant will receive 100% of the amounts contributed to the Plan and earnings thereon, and the vested amount of the Company's matching contribution.

(5)  Federal Income Taxes

     The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated June 24, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (Code). The Plan has been amended since receiving the letter. The plan has applied for an updated determination letter since the amendment; however, a response has not yet been received from the IRS. The plan administrator believes that the Plan is designed and currently being operated in compliance with the applicable requirements of the Code.

(6)  Party-in-interest Transactions

     The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100% owner of the Bank, during the year ended
     December 31, 2001:                          Number
                                                of Shares     Fair Value
                                               ----------   ------------
     Balance at December 31, 2000               124,639      $ 2,718,761
                                               ----------   ------------
       Purchases                                 15,566          281,165
       Distributions                            (10,527)        (221,728)
       Net appreciation                               -           26,082
                                               ----------   ------------
     Balance at December 31, 2001               129,678      $ 2,804,280
                                               ==========   ============

                                                             Schedule 1

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                                EIN: 34-0869480
                                PLAN NUMBER: 003

         Schedule H, line 4i - Schedule of Assets (Held at End of Year)

                            December 31, 2001

Column A    Column B               Column C            Column D  Column E
-------- ------------------   ------------------------- --------- --------
                             Description of investment
        Identity of issue,    including maturity date,
         borrower, lessor     rate of interest, collateral,       Current
        or similar party      par or maturity value       Cost    value
-------- -----------------   -------------------------- --------- --------

*       LNB Bancorp, Inc.    129,677.685 shares of   $1,532,787  2,804,280
                              LNB Bancorp, Inc.      ========== ==========
                              common stock

*       Lorain National Bank Treasury Trust Fund     $  189,900    189,900
                                                     ========== ==========
                             Mutual funds
        Janus Fund           Janus Advisor International
                               Fund                  $              20,424
        Northern             Northern Institutional
        Institutional Funds    Funds Balanced Fund            **    20,194
        Northern             Northern Institutional
        Institutional Funds    Focused Growth Portfolio       **    34,342
        Northern             Northern Institutional
        Institutional Funds    Funds US Treasury Index A      **    39,699
        Vanguard Fund        Vanguard Quantitative
                               Portfolios Growth and
                               Income Fund                    **    23,173
        Vanguard Fund        Vanguard Explorer Fund           **    53,787
        Vanguard Fund        Vanguard 500 Index Fund          **    80,692
                                                      ---------- ---------
                                  Total mutual funds $        -    272,311

*  Party in interest
** Historical cost information is no longer required on the Schedule of Assets Held for Investments at End of Year for participant-directed Investments.

   See accompanying independent auditors' report.

                                                        Schedule 2

                     THE LORAIN NATIONAL BANK 401(k) PLAN

                              EIN: 34-0869480
                              PLAN NUMBER: 003

         Schedule H, line 4j - Schedule of Reportable Transactions
                        Year ended December 31, 2001

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

   Column A             Column B          Column C    Column D  Column E
--------------------  -----------------   ----------  --------  ---------
                                          Total       Total
                                          dollar      dollar
  Identity of          Description        value of    value     Lease
  party involved       of assets          purchases   of sales  rental
--------------------  -----------------   ----------  ---------  ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       57 purchases      $ 269,867        -       -
                       6 sales                  -     31,622      -

* Lorain National Bank Treasury Trust Fund;
                       9 purchases       $ 968,707        -       -
                       9 sales           $      -    798,635      -
                                          ========== ========== ==========

Schedule of Reportable Transactions Continued
  Column A             Column B           Column F     Column G   Column H
--------------------  -----------------   ------------ --------- ---------
                                                                 Current
                                          Expenses                value of
                                          incurred               asset on
  Identity of         Description         with        Cost of  transaction
  party involved      of assets           transaction asset       date
--------------------  -----------------   ------------ --------  --------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       57 purchases             -      269,867    269,867
                       6 sales                  -       32,937     31,622

* Lorain National Bank Treasury Trust Fund;
                       9 purchases              -      968,707    968,707
                       9 sales                  -      798,635    798,635
                                          ============ ========= ========

                                                           Schedule 2


                    THE LORAIN NATIONAL BANK 401(k) PLAN

                             EIN: 34-0869480
                             PLAN NUMBER: 003

     Schedule H, line 4j - Schedule of Reportable Transactions Continued
                        Year ended December 31, 2001



   Column A             Column B           Column I
--------------------  -----------------   ----------
  Identity of          Description         Net gain
  party involved       of assets           or (loss)
--------------------  -----------------   ----------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       57 purchases             -
                       6 sales              (1,315)

* Lorain National Bank Treasury Trust Fund;
                       9 purchases              -
                       9 sales                  -
                                          ==========




* Party in interest

  See accompanying independent auditors' report.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



               THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
               --------------------------------------------
                              (Name of Plan)




Date: June 28, 2002           By: /s/ Gregory D. Friedman
      -------------               ----------------------------
                                  Gregory D. Friedman, CPA
                                  Executive Vice President,
                                  Chief Financial Officer and
                                  Corporate Secretary



                                  /s/ Mitchell J. Fallis
                                  ----------------------------
                                  Mitchell J. Fallis, CPA
                                  Vice President and
                                  Chief Accounting Officer

(LETTERHEAD)                                           Exhibit 23.2
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, Ohio 44114-1796





                        Consent of Independent Accountants
                        ----------------------------------


The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 333-53210 of LNB Bancorp, Inc. of our report dated June 21, 2002, relating to the statements of net assets available for plan benefits of The Lorain National Bank 401(k) Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended and the related supplemental schedules, which report appears in Amendment No. 1 to the 2001 annual report on Form 10-K of LNB Bancorp, Inc.







/s/ KPMG LLP
Cleveland, Ohio
June 28, 2002

(LOGO)
Member Firm of
KPMG International